CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Report on Form 10-K for Employee Solutions, Inc. into previously filed registration statements File Nos. 33-93822 and 333-1242.


                                        Arthur Andersen LLP

                                        /s/ Arthur Andersen LLP

Phoenix, Arizona
March 11, 1998